SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

Cagle’s, Inc.

(Exact name of registrant as specified in its charter)

Georgia	1-7138	58-0625713
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1385 Collier Road NW, Atlanta, GA		30318
(Address of principal executive offices)		(Zip Code)

(404) 355-2820

(Registrants telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - FINANCIAL INFORMATION

ITEM 2.03.   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On September, 29, 2010, Cagle’s, Inc. and its wholly owned subsidiary Cagle’s Farms, Inc. (the “Company”) entered into Amendment Number 5 to the Third Amended and Restated Revolving Line of Credit and Security Agreement (the “Agreement”) with AgSouth Farm Credit, ACA, an agricultural credit association (“the Lender”).

There are four primary changes to the existing Agreement between the parties:

1.  The maturity date of the $21,000,000 primary portion of the revolving credit facility (“Facility”) is being extended from March 31, 2012 to March 31, 2013.

2.  The $4,150,000 supplemental portion of the revolving credit facility (“Facility”) is being cancelled at the Company’s request and was fully satisfied by the Company.

3.  The capital expenditures covenant as defined in Section 10.10 of the Agreement shall increase to $5,500,000 from $4,000,000 for the fiscal year ending on April 2, 2011 and will revert to $4,000,000 thereafter.

4.  The release of the Lender’s collateral interest in the Company’s land, building and equipment comprising the Pine Mountain Valley Plant in Harris County, Georgia.

The Company is re-confirming, effective as of the September 29, 2010 Effective Date of this Amendment, all of the representations, warranties, and covenants originally made by the Company in the Agreement.

No other changes to the Agreement materially modify the description in the Company’s previous 8-K filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cagle’s, Inc.
(Registrant)

Date: October 1, 2010

By:	/s/ Mark M. Ham IV
Mark M. Ham IV
Executive Vice President and
Chief Financial Officer